SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 1)



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                  --------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
             ------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------

                     Flexible Solutions International, Inc.
                              615 Discovery Street
                              Victoria, BC, V8T 5G4
                                 (250) 477-9969

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 25, 2011
To the Shareholders:

     Notice is hereby given that the annual meeting of the shareholders of Flexible Solutions International, Inc. ("Flexible Solutions") will be held at the offices of the Company, located at 615 Discovery St., Victoria, BC V8T 5G4 on August 25, 2011, at 6:00 p.m., for the following purposes:

     (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

     (2) to ratify an option granted to Daniel O'Brien which would allow Mr. O'Brien to purchase 150,000 shares of the Company's common stock at a price of $1.50 per share. Each option would allow Mr. O'Brien to purchase one share of the Company's common stock. Options to purchase 30,000 shares would be exercisable on December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015. All options expire on January 1, 2016;

     (3) to ratify an option granted to Dr. Robert O'Brien which would allow Dr. O'Brien to purchase 30,000 shares of the Company's common stock at a price of $1.50 per share. Each option would allow Dr. O'Brien to purchase one share of the Company's common stock. Options to purchase 10,000 shares would be exercisable on December 31, 2011, December 31, 2012 and December 31, 2013. All options expire on January 1, 2016;

     (4) to ratify an option granted to John Bientjes which would allow Mr. Bientjes to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before January 1, 2016;

     (5) to ratify an option granted to Dale Friend which would allow Ms. Friend to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before January 1, 2016;

     (6) to ratify an option granted to Eric Hodges which would allow Mr. Hodges to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before January 1, 2016;

     (7) to approve on an advisory basis, compensation of the Company's executive officers;

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

     (8) to approve on an advisory basis, the frequency of advisory votes on the compensation of the Company's executive officers and

     (9) to ratify appointment of Meyers, Norris, Penny, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

    to transact such other business as may properly come before the meeting.

     July 15, 2011 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of July 15, 2011 there were 13,169,991 issued and outstanding shares of the Company's common stock.

                                    FLEXIBLE SOLUTION INTERNATIONAL, INC.


 July 15, 2011                      Daniel O'Brien
                                    President


--------------------------------------------------------------------------------
     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,
                   AND SIGN, DATE AND RETURN THE PROXY CARD
                  TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                                615 Discovery St
                              Victoria, BC V8T 5G4
                                 (250) 477-9969

                                 PROXY STATEMENT


     The accompanying proxy is solicited by the Company's directors for voting at the annual meeting of shareholders to be held on August 25, 2011, at 6:00 p.m., and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the Company's website on July 15, 2011.

     There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors and to adopt the other proposals to come before the meeting. Cumulative voting in the election of directors is not permitted.

     Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table lists, as of July 15, 2011, the shareholdings of (i) each person owning beneficially 5% or more of the Company's common stock (ii) each officer and director of the Company and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares (1)    Percent of Class
----------------                   --------------------    ----------------

Daniel B. O'Brien                      4,521,900                34.3%
2614 Queenswood Dr.
Victoria, BC V8N 1X5

Dr. Robert N. O'Brien                  1,775,000                13.5%
2614 Queenswood Dr.
Victoria, BC
Canada  V8N 1X5

John Bientjes                             35,000                 0.3%
#1-230 West 13th Street,
North Vancouver, B.C.
Canada  V7M 1N7

Dale Friend                               20,000                 0.2%
3009 E. Kent Ave.
Vancouver, BC
Canada  V5S 4P6

Eric Hodges                               20,000                 0.2%
#110 - 4252 Commerce Circle
Victoria, BC
Canada  V8Z 4M2

All Officers and Directors             6,371,900                48.5%
as a Group (5 persons)


(1) Includes shares which may be acquired on the exercise of the stock options listed below, all of which were exercisable as of July 15, 2011.

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


                          Shares Issuable
                             Upon the         Exercise
   Name                 Exercise of Options    Price     Expiration Date
   ----                 -------------------    -----     ---------------

   John Bientjes               5,000           $3.60      December 18, 2012
                               5,000           $3.60      January 31, 2013
                               5,000           $2.25      January 1, 2014
                               5,000           $1.50      December 31, 2014

   Dale Friend                 5,000           $3.60      December 18, 2012
                               5,000           $3.60      January 31, 2013
                               5,000           $2.25      January 1, 2014
                               5,000           $1.50      December 31, 2014

   Eric Hodges                 5,000           $3.60      December 18, 2012
                               5,000           $3.60      January 31, 2013
                               5,000           $2.25      January 1, 2014
                               5,000           $1.50      December 31, 2014


ELECTION OF DIRECTORS

     Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

     All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

     All of the Company's directors have served as directors for a significant period of time. Consequently, each director's long-standing experience with the Company benefits both the Company and its shareholders. In addition, both Dale Friend and Eric Hodges have accounting experience which benefits both the Company and its shareholders.

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

     Information concerning the Company's officers and directors follows:

      Name                              Age         Position
      ----                              ---         --------

      Daniel B. O'Brien                 55          President, Director
      Dr. Robert N. O'Brien             90          Director
      John H. Bientjes                  58          Director
      Dale Friend                       56          Director
      Eric Hodges                       68          Director


     Directors are elected annually and hold office until the next annual meeting of our stockholders and until their successors are elected and qualified. All executive offices are chosen by the board of directors and serve at the board's discretion.

     Daniel B. O'Brien has served as the Company's President and Chief Executive Officer, as well as a director of the Company since June 1998. He has been involved in the swimming pool industry since 1990, when he founded the Company's subsidiary, Flexible Solutions Ltd. From 1990 to 1998 Mr. O'Brien was also a teacher at Brentwood College where he was in charge of outdoor education.

     Dr. Robert N. O'Brien has been a director of the Company since June 1998. Dr. O'Brien was a Professor of Chemistry at the University of Victoria from 1968 until 1986 at which time he was given the designation of Professor Emeritus. He held various academic positions since 1957 at the University of Alberta, the University of California at Berkley, and the University of Victoria. While teaching, Dr. O'Brien acted as a consultant and served on the British Columbia Research Council from 1968 to 1990. In 1987, Dr. O'Brien founded the Vancouver Island Advanced Technology and Research Association. Dr. O'Brien received his Bachelor of Applied Science in Chemical Engineering from the University of British Columbia in 1951; his Masters of Applied Science in Metallurgical Engineering from the University of British Columbia in 1952; his Ph.D. in Metallurgy from the University of Manchester in 1955; and was a Post Doctoral Fellow in Pure Chemistry at the University of Ottawa from 1955 through 1957. Dr. O'Brien is the father of Daniel B. O'Brien.

     John H. Bientjes has been a director of the Company since February 2000. Since 1984, Mr. Bientjes has served as the manager of the Commercial Aquatic Supplies Division of D.B. Perks & Associates, Ltd., located in Vancouver, British Columbia, a company that markets supplies and equipment to commercial swimming pools which are primarily owned by municipalities. Mr. Bientjes graduated in 1976 from Simon Fraser University in Vancouver, British Columbia with a Bachelor of Arts Degree in Economics and Commerce.

     Dale Friend has been a director of the Company since December 2002. She has a diversified background in the area of accounting and her experience has been primarily in business, offering a wide range of accounting knowledge. Ms. Friend has worked for a number of companies in their accounting departments, including Novas Capital Corp. and DB Perks & Associates. She is currently working as a Contract Accountant for Monexa Solutions as well as Delcor Holdings. Monexa is a

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

leader in flexible subscription billings and recurring payments and Delcor is a privately held investment company.

     Eric Hodges has been a director of the Company since September 2004. Mr. Hodges is an accountant from Victoria who has over three decades of experience. He received his financial education from the University of Washington in Seattle where he played for the Huskies football program. Mr. Hodges continued playing football after college, with a successful, multiyear professional career with the British Columbia Lions of the Canadian Football League. In the past five years, Mr. Hodges has owned and operated Eric G. Hodges & Associates, a Victoria-based accounting firm with both Canadian and U.S. clientele. Mr. Hodges is extremely familiar with both Canadian and United States generally accepted accounting principles ("GAAP"), since he has clients in both countries.
Furthermore, his wide range of experience with small and quickly growing companies is an asset to the board of directors.

     Daniel B. O'Brien devotes substantially all of his time to the Company's business.

     The Company's Board of Directors met on three occasions during the year ended December 31, 2010. All of the Directors, except Eric Hodges, attended each of these meetings either in person or by telephone conference call. Mr. Hodges did not attend any of these meetings Mr. Hodges was available for informal consultation with all directors when needed.

     The Company's Board of Directors does not have a "leadership structure", as such, since each director is entitled to introduce resolutions to be considered by the Board and each director is entitled to one vote on any resolution considered by the Board. The Company's Chief Executive Officer is not the Chairman of the Company's Board of Directors.

     The Company's Board of Directors has the ultimate responsibility to evaluate and respond to risks facing the Company. The Company's Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with the Company's officers.

     John Bientjes, Dale Friend, and Eric Hodges are independent directors as that term is defined in section 803 of the listing standards of the NYSE Amex.

     For purposes of electing directors at its annual meeting the Company does not have a nominating committee or a committee performing similar functions. The Company's board of directors does not believe a nominating committee is necessary since the Company's board of directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of the Company's independent directors.

     The Company does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, the Company's board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant

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

background or biographical information, to the Company's Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person. There have been no material changes to the procedures by which security holders may recommend nominees to the Company's board of directors during the past three years.

     The Company does not have a policy with regard to board member's attendance at annual meetings. All board members, with the exception of Eric Hodges and John Beintjes, attended the last annual shareholder's meeting held on December 29, 2010.

     Holders of the Company's common stock can send written communications to the Company's entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to the Company's offices in Victoria, British Columbia. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

     Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

     The Company has adopted a Code of Ethics that applies to the its Principal Financial and Accounting Officer, as well as the other company employees. The Code of Ethics is available at the Company's website at www.flexiblesolutions.com.

     If a violation of the code of ethics act is discovered or suspected, an officer of the Company must (anonymously, if desired) send a detailed note, with relevant documents, to the Company's Audit Committee, c/o Eric Hodges, #110-4252 Commerce Circle, Victoria, British Columbia, V8Z 4M2.

Executive Compensation

     The following table shows in summary form the compensation earned by (i) the Company's Principal Executive and Financial Officer and (ii) by each other executive officer of the Company who earned in excess of $100,000 during the fiscal year ended December 31, 2010.

                                                               All
                                                              Other
                                           Restric-           Annual
                                          ted Stock Options  Compen-
Name and Princi-   Fiscal   Salary  Bonus  Awards    Awards   sation
 pal Position       Year     (1)     (2)     (3)      (4)      (5)     Total
----------------    ----    ------  ----- --------- -------   ------   -----

Daniel B. O'Brien    2010  $175,624                                   $175,624

President, Principal 2009  $177,000   --      --      --        --     177,000
Executive and
Financial Officer

(1) The dollar value of base salary (cash and non-cash) earned.

(2) The dollar value of bonus (cash and non-cash) earned.

(3) During the periods covered by the table the fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.

(4) During the periods covered by the table the fair value of options granted computed in accordance with ASC 718 on the date of grant.

(5) All other compensation received that could not properly be reported in any other column of the table.

Stock Option Program

     The Company's Stock Option Program involves the issuance of options, from time to time, to the Company's employees, directors, officers, consultants and advisors. Options are granted by means of individual option agreements. Each option agreement specifies the shares issuable upon the exercise of the option, the exercise price, the expiration date and other terms and conditions of the option.

     If the option holder is an employee, and if he or she ceases to be employed by the Company, the option holder may, during the 30-day period following termination of employment, exercise the option to the extent the option was exercisable on the date of termination. In the case of death or disability, the option holder (or his or her administrator) has twelve months from the date of death or disability to exercise the option to the extent the option was exercisable on the date of death or disability.

     The options are subject to adjustment by reason of a recapitalization, reclassification, stock split, combination of shares, dividend or other distribution payable in capital stock. Upon a merger, liquidation, dissolution or other consolidation, the Company will provide each option holder with one-months' prior written notice informing the option holder that he or she may exercise the option in full (to the extent it has not been previously exercised) within the one-month period. Following the expiration of the one month period, the options will terminate.

     The options may not be transferred, assigned, pledged or hypothecated in any way (except by will or the laws of descent) and are not subject to execution, attachment or similar process.

     All of the options granted have terms of between one and five years after the date of grant and reflect exercise prices equal to the fair market value of a share of the Company's common stock, as determined by the Company's board of directors on the date of grant. All of the options contain vesting provisions pursuant to which the options are fully exercisable within a fixed number of months after the date of grant.

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

     All option grants to the Company's officers and directors during a fiscal year are submitted for shareholder approval at the next annual shareholder meeting. To date, the Company's shareholders have approved all of the grants.

     The following table shows the weighted average exercise price of the outstanding options granted pursuant to the Company's Stock Option Program as of December 31, 2010:


                                                                  Number of
                                                                  Securities
                                                                 Remaining
                            Number of                           Available for
                          Securities to                        Future Issuance
                        be Issued Upon    Weighted-Average          Under
                          Exercise of    Exercise Price of   Equity Compensation
                         Outstanding        Outstanding        Plans (Excluding
                           Options,          Options,             Securities
                         Warrants and      Warrants and           Reflected
 Plan Category              Rights            Rights            in Column (a))
 -------------           --------------   -----------------  -------------------
                             (a)               (b)                  (c)

 Stock Option Program     1,836,700            $3.03           Not Applicable
                          ---------            -----
                          1,836,700            $3.03
                          =========            =====


     As of July 15, 2011 options to purchase 1,060,700 shares of the Company's common stock were outstanding under the Stock Option Program. The exercise price of these options varies between $1.50 and $3.60 per share. The options expire at various dates between December 18, 2012 and January 1, 2016.

     The following  table shows as of July 15, 2011,  the options held by Daniel
B. O'Brien, the only officer named in the Executive Compensation table. During the year ended December 31, 2010 Mr. O'Brien was not granted any options and Mr. O'Brien did not exercise any options.

                              Shares Underlying
                         Unexercised Options Which Are:            Expiration
 Name                    Exercisable    Unexercisable     Price       Date
 ----                    -----------    -------------     ------   ----------

 Daniel O'Brien              --              --             --         --

Director Compensation

     The Company reimburses directors for any expenses incurred in attending board meetings. With the exception of Dr. O'Brien, the Company also compensates directors $2,000 annually and at times grants directors options to purchase shares of common stock each year that they serve.

     The Company's directors received the following compensation during the year ended December 31, 2010:

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


Name                      Paid in Cash    Stock Awards (1)  Option Awards (2)
----                      ------------    ----------------  -----------------

Dr. Robert N. O'Brien            --                --                 --
John H. Bientjes             $2,000                --             $2,178
Dale Friend                  $2,000                --             $2,178
Eric Hodges                  $2,000                --             $2,178

(1)  The fair value of stock issued for services computed on the date of grant.

(2) The fair value of options granted computed in accordance with on the date of grant.

The terms of outstanding options held by the Company's directors as of July 15, 2011 are shown below.

Name                    Option Price        No. of Options    Expiration Date
----                    ------------        --------------    ---------------

John H. Bientjes            $3.60                5,000        December 18, 2012
John H. Bientjes            $3.60                5,000        January 31, 2013
John H. Bientjes            $2.25                5,000        January 1, 2014
John H. Bientjes            $1.50                5,000        December 31, 2014
Dale Friend                 $3.60                5,000        December 18, 2012
Dale Friend                 $3.60                5,000        January 31, 2013
Dale Friend                 $2.25                5,000        January 1, 2014
Dale Friend                 $1.50                5,000        December 31, 2014
Eric Hodges                 $3.60                5,000        December 18, 2012
Eric Hodges                 $3.60                5,000        January 31, 2013
Eric Hodges                 $2.25                5,000        January 1, 2014
Eric Hodges                 $1.50                5,000        December 31, 2014

Compensation Committee

     The Company's Compensation Committee consists of John Bientjes, Dale Friend and Eric Hodges, all of whom are independent as that term is defined in Section 803 of the listing standards of the NYSE AMEX.

     The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for the Company's officers and determines the total compensation level for the Company's Chief Executive
Officer. The total proposed compensation of the Company's Chief Executive Officer is formulated and evaluated by its Chief Executive Officer and submitted to the Company's Compensation Committee for consideration.

     During the year ended December 31, 2010 the Compensation Committee met once. All members of the Compensation Committee attended this meeting.

     During the year ended December 31, 2010, Daniel B. O'Brien, the Company's only executive officer, did not participate in deliberations of the Company's Compensation Committee concerning executive officer compensation. During the year ended December 31, 2010, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the Compensation Committee of such entity.

     During the year ended December 31, 2010, no director of the Company was also an executive officer of another entity, which had one of our executive officers serving as a director of such entity or as a member of the compensation committee of such entity.

     The following is the report of the Compensation Committee:

     The key components of the Company's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Company's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the industries in which the Company competes. Accordingly, data on compensation practices followed by other companies in the industries in which the Company competes is considered.

     The Company's long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program may be subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both the Company and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

Audit Committee

     The Company's Audit Committee consists of John Bientjes, Dale Friend and Eric Hodges, all of whom and have strong financial backgrounds. The purpose of the Audit Committee is to review and approve the selection of the Company's auditors and review the Company's financial statements with the Company's independent registered public accounting firm. The Audit Committee also serves as an independent and objective party to monitor the Company's financial reporting process and internal control systems. The Audit Committee meets periodically with management and the Company's independent auditors. Mr. Hodges is the audit committee's financial expert.

     During the fiscal year ended December 31, 2010, the Audit Committee met four times. All members of the Audit Committee attended these meetings.

    The following is the report of the Audit Committee:

(1) The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2010 with the Company's management.

(2) The Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 "Communications with Audit Committee" as amended by SASs 89 and 90.

(3) The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by PCAOB (Public Company Accounting Oversight Board) standards, and had discussed with the Company's independent registered public accounting firm the independent registered public accounting firm's independence; and

(4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

(5) During the year ended December 31, 2010 the Company paid Meyers Norris Penny LLP, the Company's independent registered public accounting firm, audit and audit related fees of $63,185 for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's 10-Q reports for the fiscal year and all regulatory filings. The Audit Committee is of the opinion that these fees are consistent with maintaining its independence from the Company.

      The foregoing report has been approved by the members of the Audit
Committee:

                                  John Bientjes
                                   Dale Friend
                                   Eric Hodges

The  Company's  Board of Directors  has adopted a written  charter for the Audit
Committee,   a  copy  of  which  is   available   on  the   Company's   website:
www.flexiblesolutions.com.

PROPOSAL TO RATIFY STOCK OPTION GRANT TO DANIEL O'BRIEN

     Shareholders are being requested to vote on the ratification of an option grant to Daniel O'Brien, an officer and a director of the Company. The purpose of the option grant is to furnish additional compensation and incentives to Mr. O'Brien.

     If ratified, the option would allow Mr. O'Brien to purchase 150,000 shares of the Company's common stock at a price of $1.50 per share. Each option would allow Mr. O'Brien to purchase one share of the Company's common stock. Options to purchase 30,000 shares are exercisable on December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015. All options expire on January 1, 2016.

PROPOSAL TO RATIFY STOCK OPTION GRANT TO DR. ROBERT O'BRIEN

     Shareholders are being requested to vote on the ratification of an option grant to Dr. Robert O'Brien, a director of the Company. The purpose of the option grant is to furnish additional compensation and incentives to Dr. O'Brien.

     If ratified, the option would allow Dr. O'Brien to purchase 30,000 shares of the Company's common stock at a price of $1.50 per share. Each option would allow Dr. O'Brien to purchase one share of the Company's common stock. Options to purchase 10,000 shares are exercisable on December 31, 2011, December 31, 2012 and December 31, 2013. All options expire on January 1, 2016.

PROPOSAL TO RATIFY STOCK OPTION GRANT TO JOHN BIENTJES

     Shareholders are being requested to vote on the ratification of an option grant to John Bientjes, a director of the Company. The purpose of the option grant is to furnish additional compensation and incentives to Mr. Bientjes.

     If ratified, the option would allow Mr. Bientjes to purchase 5,000 shares of the Company's common stock at an exercise price of $1.50 at any time after December 31, 2011 and on or before January 1, 2016.

PROPOSAL TO RATIFY STOCK OPTION GRANT TO DALE FRIEND

     Shareholders are being requested to vote on the ratification of an option grant to Dale Friend, a director of the Company. The purpose of the option grant is to furnish additional compensation and incentives to Ms. Friend.

     If ratified, the option would allow Ms. Friend to purchase 5,000 shares of the Company's common stock at an exercise price of $1.50 at any time after December 31, 2011 and on or before January 1, 2016.

PROPOSAL TO RATIFY STOCK OPTION GRANT TO ERIC HODGES

     Shareholders are being requested to vote on the ratification of an option grant to Eric Hodges, a director of the Company. The purpose of the option grant is to furnish additional compensation and incentives to Mr. Hodges.

     If ratified, the option would allow Mr. Hodges to purchase 5,000 shares of the Company's common stock at an exercise price of $1.50 at any time after December 31, 2011 and on or before January 1, 2016.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company's shareholders to vote to approve, on a nonbinding advisory basis, the compensation of the Company's executive officers.

     Accordingly, the Company will ask shareholders to vote for the following resolution at the annual meeting:

          "RESOLVED, that the Company's shareholders approve, on a nonbinding advisory basis, the compensation of the Company's executive officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and narrative disclosure in the Company's proxy statement."

     To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company's Board of Directors and its Compensation Committee will consider shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

     The Board of Directors recommends that the shareholders approve on a nonbinding advisory basis the aforementioned resolution approving the compensation of the Company's executive officers set forth in this proxy statement.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The Dodd-Frank Act also enables the Company's shareholders to indicate how frequently the Company should seek an advisory vote on the compensation of the Company's executive officers. Shareholders, may indicate on a nonbinding advisory basis whether an advisory vote on compensation of the Company's executive officers is held every one, two, or three years.

     The option of one year, two years or three years that receives the highest number of votes cast by the shareholders will be the frequency for the advisory vote on executive compensation that has been selected by the shareholders. However, because this vote is advisory and not binding on the Company in any way, the Company's Board of Directors may decide that it is in the best interests of the Company's shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the shareholders.

     The Board of Directors recommends that the shareholders of the Company cast a vote of "1 Year" on the frequency of holding an advisory vote on executive compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has selected Meyers, Norris, Penny, LLP, (formerly named Cinnamon Jang Willoughby & Company) an independent registered public accounting firm, to audit the books and records of the Company for the fiscal year ending December 31, 2011. Meyers, Norris, Penny served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2010. A representative of Meyers, Norris, Penny, is expected to be present at the shareholders' meeting.

     Since the Company did not engage Meyers, Norris, Penny until March 2010, Meyers, Norris, Penny did not bill the Company for any services during the year ended December 31, 2009. Amounts listed below for 2009 are for the formerly named Cinnamon Jang Willoughby & Company.

     The following table shows the aggregate fees billed to the Company during the years ended December 31, 2010 and 2009 by Meyers Norris Penny LLP (formerly Cinnamon Jang Willoughby):

                                                 Year  Ended December 31,
                                                2010                2009
                                                ----                ----

Audit Fees                                    $55,809             $51,596
Audit-Related Fees                             $7,376              $7,130
Tax Fees                                       $9,706             $28,143
All Other Fees                                     --                  --

     Audit fees represent amounts billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's 10-Q reports for the fiscal year and all regulatory filings. Audit-related fees represent amounts billed for reviewing amendments to the Company's 10-K and 10-Q reports. Before Meyers Norris Penny was engaged by the Company to render audit or non-audit services, the engagement was approved by the Company's audit committee. The Company's Board of Directors is of the opinion that the audit fees charged by Meyers Norris Penny are consistent with that firm maintaining its independence from the Company.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the year ending December 31, 2010 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Company's Secretary at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company's year ending December 31, 2011 must be received by the Company's Secretary no later than March 31, 2012.

                                     GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or email. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the 2010 fiscal year, is available at the Company's website: www.flexiblesolutions.com.

     Flexible Solutions' Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

     Please complete, sign and return the attached proxy promptly.

                                   PROXY CARD
                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
           This Proxy is solicited by the Company's Board of Directors

 The undersigned stockholder of Flexible Solutions International, Inc. acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 25, 2011, at 6:00 p.m. local time, at the Company's offices located at 615 Discovery St, Victoria BC, V8T 5G4 and hereby appoints Daniel O'Brien with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

(1) To elect the persons who shall constitute the Company's Board of Directors for the ensuing year.

[ ]  FOR all nominees listed below           [ ]  WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary below)      all nominees listed below


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Nominees:   Daniel B. O'Brien     Dr. Robert N. O'Brien     John H. Bientjes
                           Dale Friend             Eric Hodges

(2) To ratify an option granted to Daniel O'Brien which allows Mr. O'Brien to purchase 150,000 shares of the Company's common stock at a price of $1.50 per share. Options to purchase 30,000 shares are exercisable on December
     31,  2011,  December 31,  2012,  December  31, 2013,  December 31, 2014 and
     December 31, 2015. All options expire on January 1, 2016.

                     [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(3) To ratify an option granted to Dr. Robert O'Brien which allows Dr. O'Brien to purchase 30,000 shares of the Company's common stock at a price of $1.50 per share. Options to purchase 10,000 shares are exercisable on December 31, 2011, December 31, 2012 and December 31, 2013. All options expire on January 1, 2016.

                     [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(4) To ratify an option granted to John Bientjes which allows Mr. Bientjes to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before December 31, 2016.

                     [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(5) To ratify an option granted to Dale Friend which allows Ms. Friend to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before December 31, 2016.

                     [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(6) To ratify an option granted to Eric Hodges which allows Mr. Hodges to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before December 31, 2016.

                     [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(7) To approve on an advisory basis, the compensation of the Company's executive officers.

                     [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(8) To approve on an advisory basis, the frequency of advisory votes on the compensation of the Company's executive officers.

              [ ] 1 YEAR    [ ] 2 YEARS    [ ] 3 YEARS    [ ] ABSTAIN

(9) To ratify the appointment of Meyers, Norris, Penny, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

                     [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN


    To transact such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 7 AND 9 AND FOR "1 YEAR" ON PROPOSAL 8.

                               Dated this _____ day of  ________________  2011.


                               -----------------------------------------------
                                               (Signature)


                               -----------------------------------------------
                                               (Signature)


  Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.
 Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

           Send the proxy statement by regular mail, email, or fax to:
                     Flexible Solutions International, Inc.
                             Attn: Daniel B. O'Brien
                                615 Discovery St
                              Victoria, BC V8T 5G4
                               Phone: 250 477 9969
                                Fax: 250 477 9912
                       Email: damera@flexiblesolutions.com

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS


     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 25, 2011.

1.   This notice is not a form for voting.

2. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

3. The Proxy Statement, Information Statement, Annual Report to Shareholders is available at www.flexiblesolutions.com/investor/proxy.shtml

4. If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before August 1, 2011 to facilitate timely delivery.

     The 2011 annual meeting of the Company's shareholders will be held at the Company's offices located at 615 Discovery St., Victoria, BC V8T 5G4 on August 25, 2011, at 6:00 p.m., for the following purposes:

     (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

     (2) to ratify an option granted to Daniel O'Brien which would allow Mr. O'Brien to purchase 150,000 shares of the Company's common stock at a price of $1.50 per share. Each option would allow Mr. O'Brien to purchase one share of the Company's common stock. Options to purchase 30,000 shares are exercisable on December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015. All options expire on January 1, 2016;

     (3) to ratify an option granted to Dr. Robert O'Brien which would allow Dr. O'Brien to purchase 30,000 shares of the Company's common stock at a price of $1.50 per share. Each option would allow Dr. O'Brien to purchase one share of the Company's common stock. Options to purchase 10,000 shares are exercisable on December 31, 2011, December 31, 2012 and December 31, 2013. All options expire on January 1, 2016;

     (4) to ratify an option granted to John Bientjes which would allow Mr. Bientjes to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before January 1, 2016;

     (5) to ratify an option granted to Dale Friend which would allow Ms. Friend to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before January 1, 2016;

     (6) to ratify an option granted to Eric Hodges which would allow Mr. Hodges to purchase 5,000 shares of the Company's common stock at a price of $1.50 per share at any time after December 31, 2011 and on or before January 1, 2016;

     (7) to approve on an advisory basis, the compensation of the Company's executive officers;

     (8) to approve on an advisory basis, the frequency of advisory votes on the compensation of the Company's executive officers and

     (9) to ratify appointment of Meyers, Norris, Penny, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

     to transact such other business as may properly come before the meeting.

     The Board of Directors recommends that shareholders vote FOR all directors and proposals 1-7 and 9 and FOR "1 year" on proposal 8 listed on the Notice of Annual Meeting of Shareholders.

     July 15, 2011 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders may cast one vote for each share held.

    Shareholders may access the following documents at www.flexiblesolutions.com/investor/proxy.hstml:

          o    Notice of the 2011 Annual Meeting of Shareholders
          o    Company's 2011 Proxy Statement;
          o Company's Annual Report on form 10-K for the year ended December 31, 2010;

o     Proxy Card

      Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling 1-800-661-3560, by emailing the Company at www.flexiblesolutions.com/investor/proxy.shtml, or by visiting www.flexiblesolutions.com/investor/proxy.shtml and indicating if you want a paper copy of the proxy materials and proxy card:

          o    for this  meeting  only,  or
          o    for this meeting and all other meetings.

If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on July 15, 2011, you can, if desired, attend the Annual Meeting and vote in person. Shareholders can obtain directions to the 2011 annual shareholders' meeting at www.flexiblesolutions.com/investor/proxy.shtml.

Please visit www.flexiblesolutions.com to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

                     Flexible Solutions International, Inc.
                              615 Discovery Street
                           Victoria, British Columbia,
                                 Canada V8T 5G4